Exhibit (a)(1)(C)

LETTER OF TRANSMITTAL — STOCK OPTIONS

TO TENDER CERTAIN VESTED OPTIONS TO PURCHASE

THE COMMON STOCK

OF

OAO TECHNOLOGY SOLUTIONS, INC.

PURSUANT TO THE OFFER TO PURCHASE

DATED NOVEMBER 13, 2003

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON DECEMBER 12, 2003,

UNLESS THE OFFER IS EXTENDED.

To:  David L. Rattner, Esq.

OAO Technology Solutions, Inc.

7500 Greenway Center Drive

16th Floor

Greenbelt, Maryland 20770

Fax: 301-486-1035

Phone: 301-486-2332

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL FOR VESTED ITM OPTIONS SHOULD BE READ CAREFULLY BEFORE IT IS COMPLETED.

DESCRIPTION OF OPTIONS TENDERED:

Date of Option Grant (1)	Exercise Price of Option	Number of Options

(1)	You may tender only vested options that have an exercise price of less than $3.15 per share.

The undersigned hereby tenders to OAO Technology Solutions, Inc., a Delaware corporation (the “Company”), options that have vested or will vest prior to December 12, 2003 to purchase its common stock issued under the Company’s Amended and Restated 1996 Equity Compensation Plan (the “Plan”) at an exercise price of less than $3.15 per share (“Eligible Options”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 13, 2003, and this Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”). The undersigned understands that the Company reserves the right to transfer or assign in whole or in part from time to time to one or more of its affiliates the right to purchase all or any portion of Eligible Options tendered in the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer and will in no way prejudice the rights of tendering optionholders to receive payment for Eligible Options validly tendered and accepted for payment pursuant to the Offer. Receipt of the Offer is hereby acknowledged. The undersigned acknowledges that the Company shall have no obligation to purchase tendered Eligible Options unless and until the Company accepts for purchase shares of common stock tendered in the tender offer.

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), subject to, and effective upon, acceptance for payment of, and payment for, Eligible Options tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to, all of Eligible Options that are being tendered hereby.

Any Eligible Options that are not tendered pursuant to this Letter of Transmittal, and any other options you may hold, unless exercised prior to the back-end merger contemplated by the Offer to Purchase, will be converted into substantially identical options to purchase shares of common stock of the surviving corporation in the merger, which will be the Company, in accordance with the terms of the Plan. Upon conversion into options to purchase shares of the common stock of the surviving corporation, the converted options will represent the same percentage equity interest in the surviving corporation, with the same aggregate exercise price, as a holder’s options to purchase the Company’s common stock represented immediately prior to the Company’s consummation of the tender offer.

Subject to a right to withdraw tendered options at any time prior to the Company’s acceptance for purchase of shares of common stock tendered in the tender offer, by executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the Company, its officers and designees, and each of them, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (i) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, and (ii) to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, all of Eligible Options tendered hereby and accepted for payment by the Company. This appointment will be effective if and when, and only to the extent that, the Company accepts such Eligible Options for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Eligible Options in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Eligible Options, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Eligible Options tendered hereby and that, when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer, of Eligible Options tendered hereby.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

The undersigned understands that the valid tender of Eligible Options pursuant to the procedures herein and the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the terms of the Offer to Purchase, the price to be paid to the undersigned will be based on the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may not be required to accept for payment any of Eligible Options tendered hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.     DELIVERY OF LETTER OF TRANSMITTAL.  A properly completed and duly executed original of this Letter of Transmittal (or a facsimile thereof), and any other documents required by this Letter of Transmittal, must be received by the Company at its address set forth on the front cover of this Letter of Transmittal on or before the Expiration Date (as defined in the Offer to Purchase).

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING OPTIONHOLDER. ELIGIBLE OPTIONS WILL BE DEEMED DELIVERED ONLY WHEN THIS LETTER OF TRANSMITTAL IS ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE OPTIONHOLDER USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Tenders of Eligible Options made pursuant to the Offer may be withdrawn at any time prior to the acceptance for purchase by the Company of shares of common stock tendered in the tender offer. To withdraw tendered Eligible Options you must deliver a written notice of withdrawal with the required information to the Company while you still have the right to withdraw the tendered Eligible Options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Eligible Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

The Company will not accept any alternative, conditional or contingent tenders. All tendering Optionholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender, except as provided in the Offer to Purchase. The Company shall have no obligation to purchase any tendered Eligible Options unless and until the Company accepts for purchase shares of common stock tendered in the tender offer.

2. INADEQUATE SPACE. If the space provided herein under “Description of Options Tendered” is inadequate, the information requested by the table in this Letter of Transmittal regarding Eligible Options to be tendered should be provided on a separate schedule attached hereto.

3. TENDERS. If you intend to tender Eligible Options pursuant to the Offer, you must complete the table on page 2 of this Letter of Transmittal by providing the grant date, exercise price, and total number of Eligible Options being tendered. To be an Eligible Option, it must have an exercise price less than $3.15 per share and it must be either partially or fully vested on or prior to December 12, 2003. You may elect to tender options to the extent vested, even if the option is not fully vested.

4. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the holder of Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which Eligible Options are subject without alteration, enlargement or any change whatsoever.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person to so act must be submitted.

5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Company at the address and telephone number given on the front cover of this Letter of Transmittal. Copies will be furnished promptly at the Company’s expense.

6. IRREGULARITIES. All questions as to the number of Eligible Options to be accepted for payment, and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Eligible Options will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer (other than as set forth in the Offer to Purchase) and any defect or irregularity in the tender of any particular Eligible Options, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tender must be cured within such time as the Company shall determine.

7. TAX. Each optionholder who tenders an Eligible Option pursuant to the Offer will generally be required to recognize ordinary income for federal income tax purposes in an amount equal to the excess of (a) the Offer Price over (b) the exercise price of the Eligible Option. The ordinary income recognized by an optionholder with respect to an Eligible Option will be subject to applicable tax withholding, including applicable income taxes and employment taxes. This tax withholding will reduce the amount of cash otherwise payable to the optionholder pursuant to the Offer. Each Optionholder should consult with his or her own tax advisor regarding tax consequences of tendering an Eligible Option pursuant to the Offer, including tax consequences under U.S. federal, state, and local laws.

Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give such notice.

OAO TECHNOLOGY SOLUTIONS, INC.

November 13, 2003

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